UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2008

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, California 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Wavier of a Provision of the Code of Ethics

On July 8, 2008, the Board of Directors of Arrowhead Research Corporation (the “Company”) approved a waiver of the Company’s Code of Conduct (the “Code”) in anticipation of the Company’s $2 million investment in Nanotope, Inc. (“Nanotope”) in exchange for shares of Series B preferred stock of Nanotope (“Nanotope Series B”). Nanotope, a regenerative medicine company, was co-founded by Dr. Christopher Anzalone, the Company’s CEO and President. The Board of Directors waived any restrictions on this investment arising from Dr. Anzalone’s role as CEO, President and director of Nanotope as well as his indirect ownership of 1,395,900 shares of Nanotope common stock, or 17.3% of Nanotope’s voting securities. Please see below the disclosure under Item 8.01 relating to the business update of the Company.

Item 8.01.	Other Events.

The Company is filing this Current Report on Form 8-K (“Form 8-K”) to make available to investors the information set forth below regarding recent business developments involving the Company. The following summary of business developments updates and supersedes the disclosure set forth in the Company’s Current Reports on Form 8-K filed on March 13, 2008, as amended, including the materials contained in Exhibit 99.1 filed therewith.

This Form 8-K and its exhibit each contains forward-looking statements concerning future events. When used in this report, the words “intend,” “propose,” “believe,” or “expect” and similar expressions are included to identify forward-looking statements. These forward-looking statements are based on the Company’s current expectations and assumptions and many factors could cause the Company’s actual results to differ materially from those indicated by these forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding our expectations relating to the future acquisition of technologies and complementary businesses and the terms of any such acquisition and our success in the development of new products and technologies. You should review carefully the factors identified under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. The Company does not intend to update or announce revisions to any forward-looking statements to reflect actual events or developments, except as required by applicable law.

Business Update

As part of the Company’s strategy to leverage nanotechnology for clean energy and additional therapeutic applications, the Company announced the formation of Agonn Systems Corporation to acquire and develop technologies for use in the clean energy market and acquired a minority equity position in each of Nanotope, a regenerative medicine company, and Leonardo Biosystems, Inc., a company focused on developing a multi-stage drug delivery technology (“LBS”). Each of Nanotope and LBS expects to file an investigational new drug application in 2009.

Formation of Agonn Systems Corporation - focused on Clean Energy Applications

On July 9, 2008, the Company announced the formation of Agonn Systems Corporation to explore, develop and commercialize nanotechnology-based energy storage devices for electric vehicles and other large format applications. Agonn is negotiating for the acquisition of rights to certain energy storage technologies based on nanoscale engineering from research institutions. Agonn expects to complete the acquisition of these rights and to begin prototyping ultracapacitors based on carbon nanotubes and other advanced materials by late 2008. At formation, Agonn was a wholly-owned subsidiary of the Company, although the Company expects that this ownership interest may be diluted in the future with the issuance of equity to strategic partners.

Agonn’s a team of scientific advisors includes: Alan Gotcher, Ph.D. (former CEO, Altair Nanotechnologies Inc.), Joel Schindall, Ph,D. (the Bernard Gordon Professor of Electrical Engineering and Computer Science at the Massachusetts Institute of Technology and Associate Director of the Laboratory for Electromagnetic and Electronic Systems at MIT), Jud Ready, Ph,D. (Senior Research Engineer and Adjunct Professor, Georgia Tech Research Institute), Satish Kumar, Ph,D. (Professor of Textile and Fiber Engineering at Georgia Tech Research Institute), and Prashant N. Kumta, Ph,D. (the Edward R. Weidlein Chair Professor at the University of Pittsburgh Swanson School of Engineering).

Investment in Nanotope and LBS

Anticipated Purchase of Nanotope Series B. The Company has reached agreement with the board of directors of Nanotope to invest $1 Million as the primary investor in a private placement by Nanotope of 900,901 shares of Nanotope Series B at a price of $1.11 per share. This investment will include an investment of an additional $1 Million no later than fifty-six (56) days following the initial investment, subject to the accuracy of representations and warranties in the Series B Preferred Stock Purchase Agreement. Upon consummation of these investments, the total Nanotope Series B shares held by the Company after the second closing will represent approximately 18.3% of the outstanding voting stock of Nanotope and approximately 15.5% of the fully-diluted stock of Nanotope. The Company’s interest in Nanotope may be diluted in an immaterial amount to the extent of any co-investments.

The Company’s purchase of Nanotope Series B will add to the Company’s previously acquired 5.75% ownership interest in Nanotope. After giving effect to the Company’s purchase of Nanotope Series B, the Company will own 465,300 shares of Nanotope common stock and 1,801,802 shares of Nanotope Series B, which collectively represents approximately 23.0% of the outstanding voting stock of Nanotope and approximately 19.5% of the fully-diluted stock of Nanotope.

Acquisition of Masa Energy. The Company previously acquired common stock holdings in Nanotope through the purchase of Masa Energy, LLC, a Delaware limited liability company (“Masa Energy”) on April 29, 2008. Masa Energy’s sole assets consisted of common stock representing 5.75% of Nanotope’s outstanding voting stock and 6.2% of LBS’ outstanding voting stock. Accordingly, by its acquisition of Masa Energy, the Company acquired Masa Energy’s minority equity positions in each of Nanotope and LBS. The Company acquired Masa Energy for aggregate consideration of Five Hundred Sixty Thousand Dollars ($560,000), consisting of Two Hundred Fifty Thousand Dollars ($250,000) in cash and Three Hundred Ten Thousand Dollars ($310,000) paid in the form of 105,049 shares of unregistered shares of the Company’s common stock.

Intended Acquisition of the Benet Group. As previously announced, the Company intends to build its equity position in Nanotope and LBS further by acquiring the Benet Group, a private investment entity solely owned by Dr. Christopher Anzalone, the Company’s CEO and President. The acquisition of the Benet Group is a related-party transaction and NASDAQ rules require that the Company’s stockholders approve this transaction before it can be consummated. If approved by the Company’s stockholders, upon purchase of the Benet Group, the Company will indirectly acquire 1,395,900 shares of Nanotope common stock and 918,750 shares of LBS’s common stock, or approximately 14.2% (after giving effect to the issuance of Nanotope Series B) and approximately 18.4% of the outstanding voting securities, respectively, of each company. After the acquisition of the Benet Group, the Company’s total equity ownership will be approximately 37.2% of the outstanding voting stock of Nanotope and approximately 24.1% of the outstanding voting stock of LBS.

The acquisition is expected to be a non-cash transaction in which the Company acquires the Benet Group in exchange for a warrant to purchase up to 3,000,000 shares of the Company’s common stock. The warrant will be out-of-the-money when granted and is expected to be priced at no less than $1.00 over the weighted average of the trading value of the Company’s common stock as reported on NASDAQ for the twenty (20) trading days immediately preceding the closing. One-third, or warrants to purchase 1,000,000 shares of the Company’s common stock, will be exercisable after the first anniversary of the closing. Two-thirds, or warrants to purchase 2,000,000 shares of the Company’s common stock, will become exercisable after the first anniversary of closing, subject to the achievement of negotiated milestones by Nanotope and LBS.

To complete the proposed acquisition of Benet Group, the Company’s board of directors formed an independent committee composed of the Company’s non-related directors. The independent committee is charged with determining any action required, if any, under the Company’s Code of Conduct. The Company, through the independent committee, is in the final phases of completing the documentation necessary for the proposed transaction. The Company intends to submit the transaction for approval by its stockholders through a proxy statement to be prepared after definitive documents for the acquisition are executed.

Related Party Interests

Nanotope and LBS were both co-founded by Dr. Anzalone through the Benet Group. Dr. Anzalone is the sole owner of and manager of the Benet Group. Through the Benet Group, Dr. Anzalone owns 1,395,900 shares of Nanotope common stock and 918,750 shares of LBS’s common stock, or approximately 14.2% (after giving effect to the sale of Nanotope Series B Preferred Stock) and approximately 18.4% of each Company’s outstanding voting securities, respectively. Dr. Anzalone does not hold options, warrants or any other rights to acquire securities of Nanotope or LBS, directly or through the Benet Group. The Benet Group has the right to appoint a representative to the boards of directors of each of Nanotope and LBS. Dr. Anzalone currently serves on the Nanotope board in a seat reserved for Nanotope’s CEO and another individual holds the seat designated by the Benet Group. Dr. Anzalone serves on the LBS board as the designee of the Benet Group. Dr. Anzalone has served as CEO and President of both companies since their formation and continues to serve in these capacities. Dr. Anzalone has not received any compensation for his work on behalf of either Nanotope or LBS since joining the Company on December 1, 2007. Dr. Anzalone has also waived his right to any unpaid compensation accrued for work done on behalf of these companies before he joined the Company.

Dr. Anzalone has not participated for any party in the negotiations of the terms of the Nanotope Series B issued to the Company. Dr. Anzalone did respond to questions asked of him by the Company’s board of directors and management regarding Nanotope’s business plan, operations and the terms of the Series B Stock Purchase Agreement and ancillary agreements.

Masa, Inc. was a member of the Benet Group, which is now solely owned by Dr. Anzalone. Masa, Inc. became a member of the Benet Group in June 2004 by investing Five Hundred Thousand Dollars ($500,000) into the Benet Group in exchange for a 25% interest in the Benet Group. In December 2004, Masa, Inc. assigned its membership interest in the Benet Group to Masa Enterprises LLC, an affiliate. In November 2007, the Benet Group distributed to Masa Enterprises its pro rata share of common stock held in Nanotope and LBS, as a result of which Masa Enterprises LLC became an equity holder of record of both companies. In exchange for this distribution, Masa Enterprises LLC withdrew as a member of the Benet Group, leaving Dr. Anzalone as its sole owner. In March 2008, Masa Enterprises LLC assigned all of its interest in Nanotope and LBS common stock to Masa Energy LLC, a wholly-owned subsidiary of Masa Enterprises LLC. As stated above, the Company acquired Masa Energy, LLC on April 29, 2008.

Attached hereto is the Company’s press release, released on July 9, 2008, announcing the Company’s formation of Agonn Systems Corporation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company on July 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2008

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Paul McDonnel
Paul McDonnel, Chief Financial Officer